Registration Statement No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          LEHMAN BROTHERS HOLDINGS INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                  13-3216325
(State or other jurisdiction of                (I.R.S. employer
incorporation or organization)              identification number)

                   Three World Financial Center 10285
                       New York, New York (Zip code)
                 (Address of principal executive offices)

              Lehman Brothers Holdings Inc. Employee Incentive Plan
          Lehman Brothers Holdings Inc. 1996 Management Ownership Plan
                            (Full title of the plans)


                              Thomas A. Russo, Esq.
                          Three World Financial Center
                            New York, New York 10285
                     (Name and address of agent for service)

                                 (212) 526-7000
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                            Jeffrey A. Welikson, Esq.
                          Lehman Brothers Holdings Inc.
                           One World Financial Center
                            New York, New York 10281
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CALCULATION OF REGISTRATION FEE
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
                                                                                    Proposed
                                                                  Proposed          Maximum
                                                                  Maximum          Aggregate       Amount of
              Title of Securities to          Amount to be     Offering Price       Offering      Registration
                  be Registered                Registered       Per Share(1)        Price(1)         Fee(1)
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Common Stock, $.10 par value per share (2).... 56,000,000          $61.55          $3,446,800,000   $861,700.00
--------------------------------------------------------------------------------------------------------------

Common Stock, $.10 par value per share (3).... 11,000,000          $61.55            $677,050,000   $169,262.50
--------------------------------------------------------------------------------------------------------------
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(1)  Pursuant to Rule 457(h)  under the  Securities  Act of 1933,  the  proposed maximum offering price per share, the proposed maximum  aggregate  offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices per share of Common Stock on the New
     York Stock Exchange on April 10, 2001.
(2)  Represents Common Stock issuable under the Employee Incentive Plan.
(3)  Represents Common Stock issuable under the 1996 Management Ownership Plan.



    In accordance with General Instruction E of Form S-8, this Registration Statement is registering additional securities of the same class as registered under the Registrant's effective Registration Statement on Form S-8, No. 333-68247, filed by the Registrant on December 2, 1998 (the "Earlier Registration Statement"). The contents of the Earlier Registration Statement are hereby incorporated by reference.
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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    The following information is not included in the Earlier Registration Statement and is therefore included herewith:

    Item 5.       Interests of Named Experts and Counsel

         Oliver Budde, Vice President and Associate General Counsel of the Registrant, has rendered an opinion to the effect that, under applicable state law, the shares of Common Stock to which this Registration Statement relates will be, when issued, validly issued, fully paid and nonassessable.

                                       2
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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 18, 2001.

                                 LEHMAN BROTHERS HOLDINGS INC.

                                 By:               /s/ OLIVER BUDDE
                                 -----------------------------------------------
                                                       Oliver Budde
                                                       Vice President



                                       3
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    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated.

Dated: April 18, 2001

         Signature                              Title

              *                      Chief Executive Officer and
    Richard S. Fuld, Jr.               Chairman of the Board of
                                       Directors
                                       (principal executive officer)

              *                      Chief Financial Officer
       David Goldfarb                  (principal financial and
                                        accounting officer)

              *                      Director
     Michael L. Ainslie

              *                      Director
        John F. Akers

              *                      Director
      Roger S. Berlind

              *                      Director
    Thomas H. Cruikshank

              *                      Director
        Henry Kaufman

              *                      Director
      John D. Macomber

              *                      Director
        Dina Merrill


*By               /s/ OLIVER BUDDE
   -------------------------------
                    Oliver Budde
                  Attorney-in-Fact


                                       4
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                                  EXHIBIT INDEX

Exhibit                                                                                   Filed Herewith (--) or
Number                                          Description                            Incorporated by Reference to


5.1     Opinion (and consent) of Oliver Budde as to the validity of the shares                    --
        of Common Stock to which this Registration Statement relates

23.1    Consent of Oliver Budde (included in Exhibit 5.1)                                         --

23.2    Consent of Ernst & Young LLP, Independent Auditors                                        --

24.1    Power of Attorney                                                                         --

                                       5
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